                                                                 Exhibit 10.3.50


                            SHARE PURCHASE AGREEMENT


         SHARE PURCHASE AGREEMENT (the "Agreement"), dated January 19, 2000, by and between BIOMEDICAL INVESTMENTS (1997) LTD, an Israeli Company ("Buyer"), and NEOPROBE CORPORATION, a Delaware corporation ("Seller"):

         Seller owns (beneficially and of record) the number of shares of Class A Common Shares, par value $.020 per share ("Class A Common Shares") and Class A Preferred Shares, par value $.020 per share ("Class A Preferred Shares"), of XTL BIOPHARMACEUTICALS LTD. (the "Company"), set forth in Schedule I under the captions "Number of Class A Common Shares" and "Number of Class A Preferred Shares" (collectively, the "Shares").

         Seller desires to sell and Buyer desires to purchase all of the Shares owned by the Seller on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and other agreements contained herein, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 Definitions. (a) The following terms, as used herein, have the following meanings:

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly through one or more intermediary Persons, controlling, controlled by or under common control with such Person.

         "Articles of Association" shall mean the Articles of Association of the Company, as amended to date, a copy of which is attached hereto as Exhibit A.

         "Assets" shall mean properties, rights, interests and assets of every kind, real, personal or mixed, tangible and intangible.

         "Contract" shall mean any contract, agreement, indenture, note, bond, lease, conditional sale contract, mortgage, license, franchise, instrument, commitment or other binding arrangement.

         "Governmental Body" shall mean any governmental or political subdivision thereof, whether Israeli, local or foreign, or any instrumentality of any such government or political subdivision.

         "Investment Agreement" shall mean the Investment Agreement, dated as of January 31, 1996, between Seller and the Company, a copy of which is attached hereto as Exhibit B.

         "Investor's Rights Agreement" shall mean the Investors' Rights Agreement, dated as of February 5, 1996, between the Company and Seller, a copy of which is attached hereto as Exhibit C.

         "Letter Agreement" shall mean the letter agreement, dated as of August 1998, between the Company and Seller, a copy of which is attached hereto as Exhibit D.

         "Lien" shall mean, with respect to any Asset, any mortgage, lien (including mechanics, warehouseman, laborers and landlord liens), claim, pledge, charge, security interest, preemptive rights, rights of first refusal, option, judgment, title defect, or encumbrance of any kind in respect of or affecting such Asset.

         "Person" shall mean any natural person, corporation, partnership, firm, joint venture, association, joint-stock company, trust, business trust, governmental or political subdivision, regulatory body or other entity.

         "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of August 1998, among the Company, Seller and the other investors named therein, a copy of which is attached hereto as Exhibit E.

         "Research and License Agreement" shall mean the Research and License Agreement, dated as of February 13, 1996, between Seller and the Company, a copy of which is attached hereto as Exhibit F.

         "Sublicense Agreement" shall mean the Sublicense Agreement, dated as of February 13, 1996, the Company and Seller, a copy of which is attached hereto as Exhibit G.


                                   ARTICLE II

                          PURCHASE AND SALE; ASSIGNMENT

         SECTION 2.1 Purchase and Sale of Shares: Assignment. (a) Subject to the terms and conditions set forth herein, at the Closing (as hereinafter defined), Seller shall sell, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller the Shares, for an aggregate purchase price of One Million Five Hundred Thousand United States Dollars ($1,500,000) (the "Purchase Price" ). Any stock transfer or other tax payable with respect to the transfer of the Shares hereunder shall be paid by Seller.

         (b) Subject to the terms and conditions set forth herein, at the Closing, Seller shall assign, convey and transfer, and Buyer shall accept from Seller, for no additional consideration, all of Seller's right, title and interest in and to the Investment Agreement, the Investor's Rights Agreement, the Registration Rights Agreement and the Letter Agreement (the "Assignment").

         SECTION 2.2 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Berkman Wechsler, 6 Wissotzky Street, Tel Aviv, and Benesch, Friedlander, Coplan & Aronoff LLP; Suite 900, 88 East Broad street, Columbus, OH 43215 ("BFCA") at _______ Tel - Aviv Time or ______ Eastern Time on December _____, 1999 or at such other time, date and place as may be otherwise mutually agreed by the parties (the time and date of the Closing being hereinafter referred to as the "Closing Date"). At the Closing, at the offices of Berkman - Wechsler Seller shall deliver to Buyer certificates representing all of the Shares, accompanied by stock transfer power duly executed for immediate filing with the Israeli Registrar of Companies. As payment in full for the Shares being purchased under this Agreement and for the Assignment, and against the delivery of the certificates as aforesaid and the other instruments set forth in Article V hereof, on the Closing Date, Buyer shall deliver to Seller at the offices of BFCA by certified or bank check payable to, or by wire transfer of immediately available funds to the account designated by Seller, the Purchase Price. All transactions consummated on the Closing Date shall be deemed to have taken place simultaneously.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that (as used herein the term Company shall mean the Company and its subsidiaries, taken as a whole):

         SECTION 3.01 Corporate Existence. Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

         SECTION 3.02 Title to and Validity of the Shares. Seller owns and holds good and marketable title to the Shares, free and clear of any Lien of any kind other than restrictions imposed by the Articles of Association. At the Closing, Buyer shall acquire the Shares, free and clear of any Lien of any kind.

         SECTION 3.03 Authority Relative to this Agreement. Seller has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (the "Contemplated Transactions"). The execution and delivery of this Agreement and the consummation of the Contemplated Transactions have been duly and validly authorized by Seller, and no other proceedings on the part of Seller (or any other Person) are necessary to authorize the execution and delivery by the Seller of this Agreement or the consummation of the Contemplated Transaction. This Agreement has been duly and validly executed and delivered by Seller and constitutes the legal, valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms.

         SECTION 3.04 No Conflicts; Consents. The execution and delivery by Seller of this Agreement and the performance of its obligations hereunder will not (i) violate any provision of the certificate of incorporation or by-laws of Seller or, to Seller's knowledge the Articles of Association or the Memorandum of Association of the Company; (ii) require the Seller or, to Seller's knowledge , the Company, to amend any Contract or obtain any consent, approval or action of or waiver from, or make any filling with, or give any notice to, any Governmental Body or any other Person; (iii) violate, conflict with or result in the breach of any of the terms of, or otherwise cause the termination of, give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any Contract to which the Seller or, to Seller's knowledge , the Company, is party or by or to which the Seller, to seller's knowledge, the Company, or any of their Assets may be bound or subject, or result in the creation of any Lien upon the Shares pursuant to the terms of any such Contract; or (iv) violate any law, regulation, order, writ, judgment, injunction or permit of any Governmental Body against, or binding upon, such Seller or, to Seller's knowledge the Company; or (v) violate any right of first refusal or any other right with respect to the purchase of the Shares created under any agreement to which Seller is a party. Except as contemplated by this Agreement, no other Person has or, at the Closing will have, any rights to acquire the Shares as against the Seller.

         SECTION 3.05 Financial Information.

         (a) Buyer was previously furnished with (i) the audited balance sheet of the Company as of December 31, 1998, and the related audited statements of income and cash flow of the Company for the year ended December 31, 1998 (the "Audited Financial Statements"); and (ii) the unaudited balance sheet of the Company as of September 30, 1999 (the "Balance Date"), and the related unaudited statements of income and cash flow of the Company for the quarter ended September 30, 1999 (the "Unaudited Financial Statements").

         (b) To Seller's knowledge, the Audited Financial Statements have been prepared in accordance with Israeli GAAP consistently applied and fairly present the financial position of the Company as of December 31, 1998 and the results of its operations and cash flow for the year ended December 31, 1998. To Seller's knowledge, the Unaudited Financial Statements have been prepared in accordance with Israeli GAAP consistently applied and fairly present the financial position of the Company as of September 30, 1999 and the nine months ended September 30, 1999.

         (c) Except as set forth in Schedule 3.05(c), to Seller's knowledge, since the date of the Balance Date, (i) the Company has not incurred any liabilities or entered into any transaction which was not in the ordinary course of its business consistent with past practices; (ii) there has been no material adverse change in the business, prospects, operations, assets, liabilities or condition (financial or otherwise) of the Company; (iii) the Company has not declared or paid any dividend or made any distribution, directly or indirectly, on their respective shares or any other equitable securities; (iv) the Company has not made any direct or indirect loans or payments to any shareholder or any Affiliate thereof; (v) the Company has not increased the compensation of any of its officers, or the rate of pay of its employees, except as part of regular compensation increases in the ordinary course of business; (vi) there has been no resignation or termination of employment of any officers or key employee of the Company; (vii) there has been no sale, assignment or transfer of any tangible asset of the Company except in the ordinary course of business consistent with past practices and no sale, assignment or transfer of any patent, trademark, trade secret or any other intangible asset of the Company.

         SECTION 3.06 Agreement.

         (a) Other than this Agreement the Research and License Agreement, the Sublicense Agreement, the Investment Agreement, the Investor's Rights Agreement, the Registration Rights Agreement and the Letter Agreement, the Seller is not a party to any agreements, written or oral, relating to the Shares or otherwise between Seller and the Company. As of the date hereof, all such Agreements are in full force and effect and constitute the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with their respective terms.

         (b) To Seller's knowledge, the Company is not in breach of any material obligation under any deed, agreement (including the Research and License Agreement) or transaction to which it is a party and, to Seller's knowledge, no third party that has transacted business with the Company is in breach of any of its obligations under any deed, agreement or transaction to which it is a party with the Company. The Seller has no knowledge of the invalidity or grounds for rescission, avoidance or repudiation of any agreement or other transaction to which the Company is a party and to Seller's knowledge, the Company has received no notice of any intention to terminate any such agreement or repudiate or disclaim any other transaction.

         SECTION 3.07 Litigation. To Seller's knowledge, there is no action, suit, claim, proceeding or investigation pending or threatened against or affecting the Company or any of its directors, officers or employees (in their capacity as such), at law or in equity, or before or by any court, arbitration board or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. To Seller's knowledge, the Company has not received any memorandum or legal advice from legal counsel to the effect that it is exposed from a legal standpoint to any liability or disadvantage which may result in an adverse effect on the business, prospects, financial condition, operations, property or affairs of the Company. To Seller's knowledge, there is no action or suit by the Company pending, threatened or contemplated against others.

         SECTION 3.08 Licenses, Patents, Trademarks.

         (a) To Seller's knowledge, the Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trade names, copyrights, manufacturing processes, formula, trade secrets, customer lists and know how (collectively, the "Intellectual Property") necessary or desirable to enable the operation of the business of the Company as now being conducted and as proposed to be conducted.

         (b) To Seller's knowledge, no Intellectual Property, used or proposed to be used in the business of the Company as currently conducted or contemplated, has infringed or will infringe any intellectual property rights of others and the use of such Intellectual Property in the business of the Company as currently conducted or contemplated, will not constitute an infringement, misrepresentation, misappropriation or misuse of any intellectual property rights of any third party. To Seller's knowledge, no claim is pending or threatened to the effect that any such Intellectual Property owned or licensed to the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company and Seller is not aware of any basis for any such claim (whether or not pending or threatened). To Seller's knowledge, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company has (i) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.

         SECTION 3.09 Disclosure. To Seller's knowledge, neither this Agreement, nor any Schedule or Exhibit to this Agreement, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact specific to the Company, as opposed to general business, legal and scientific information, which Seller has knowledge of and of which Seller is aware, which has or could have a material adverse effect on the Company's business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries but which seller has not disclosed to Buyer in writing.

         For the purpose of this Article the term "To Seller's knowledge" shall mean: the Seller's knowledge, based upon any written information furnished to the Seller by the Company, and any information (written or oral) given to any person who is currently a director, officer, or employee of Seller and/or who was acting at any time of Seller's behalf as a director and/or observer of the Company's Board of Directors, but without further investigation including but not limited to any review of publicly available information or of public records in any jurisdiction.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer represents and warrants to Seller that:

         SECTION 4.01 Corporate Existence and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the laws of the State of Israel, and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Contemplated Transactions.

         SECTION 4.02 Authority Relative to This Agreement. The execution and delivery of this Agreement and the consummation of the Contemplated Transactions have been duly and validly authorized and approved by the Board of Directors of Buyer and no other proceedings on the part of Buyer are necessary to authorize this Agreement or the Contemplated Transactions to which it is party. This Agreement has been duly and validly executed and delivered by Buyer and (assuming the legal, valid execution and delivery of this Agreement by Seller) constitutes the valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

         SECTION 4.03 No Conflicts; Consents. The execution and delivery of this Agreement by Buyer and the performance of its obligations thereunder will not
(i) violate any provision of the certificate of incorporation or by-laws of Buyer; (ii) require Buyer to amend any contract or, obtain any connect, approval or action of or waiver from, or make any filing with, or give notice to, any Governmental Body or any other Person, other than consents, approvals, actions or waivers obtained prior to the date hereof, (iii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, or otherwise cause the termination of or give any other contracting party the right to terminate, or constitute a default under, any Contract to which Buyer is a party or by or to which it or any of its Assets of Buyer pursuant to the terms of any such Contract; or (iv) violate any law, regulation, under, writ, judgment, injunction or permit of any Governmental Body against, or binding upon, Buyer.


                                    ARTICLE V

                              CONDITIONS TO CLOSING

         5.01 The obligation of Buyer to purchase and pay for the Shares being purchased by it on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

         (a) Representations and Warranties. All representations and warranties of Seller contained herein to Buyer shall be true and correct at the time of the Closing as though made again at that time.

         (b) Performance. Seller shall have performed and complied with all the agreements, obligations and covenants contained herein required to be performed or complied with by it prior to or at the Closing Date and the President of the Seller shall have certified to the Buyer in writing to such effect and to the further effect that all of the conditions set forth in this Article V have been satisfied in the form of Exhibit 5.1B attached hereto.

         (c) All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by Seller and the Company in connection with the Contemplated Transactions hereby and all documents incident thereto shall be satisfactory in the form and substance to Buyer and its counsel, and Buyer and its counsel shall have received all such counterparts originals or certified or other copies of such documents as they reasonably may request.

         (d) Opinion of Seller's Counsel. Buyer shall have received from BFCA, counsel for Seller, an opinion dated the Closing Date in the form attached hereto as Exhibit 5.1D.

         (e) Resolutions. Buyer and their counsel shall have received copies of all of the resolution adopted by the Board of Directors of Seller authorizing the execution, delivery and performance of the Contemplated Transaction; and
(ii) Duly adopted by the Board of Directors of the Company authorizing that Buyer is not a competitor or potential competitor of the Company (in accordance with Section 13 of the Registration Rights Agreement).

         (f) Government Filings and Consents. Seller shall have made all required filings with, and shall have obtained all consents, approvals or other actions required by, the Company, any Governmental Body or any other Person or entity that is necessary or required for the valid execution, delivery and performance of the transactions contemplated by this Agreement.

         (g) Share Certificates. Seller shall have delivered to Buyer share certificates, representing the Shares being purchased by Buyer, together with duly executed stock transfer power for immediate filing with the Israeli Registrar of Companies.

         5.02 Conditions to the Obligations of Seller to Close. The obligation of Seller to transfer and deliver the Shares being purchased by Buyer on the Closing Date is subject to the payment by Buyer to Seller of the Purchase Price.


                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.01 Survival. The warranties, representations and covenants of Seller contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Buyer.

         SECTION 6.02 Notices. (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, telecopied (with a copy sent by mail as provided herein) or mailed (by registered or certified mail, postage prepaid) as follows:

                  if to Buyer:      Biomedical Investments (1997) Ltd.
                                    23 Shaul Hamelech Boulevard
                                    Tel-Aviv
                                    Attn:  Prof. Benad Goldvasser
                                    Fax:  (03) 609-5322

                                    with a copy to:

                                    Berkman Wechsler
                                    6 Wissotzky Street
                                    Tel Aviv
                                    Attn: Ofira Gordon, Esq.
                                    Fax: (03) 604-5775

                  if to Seller:     Neoprobe Corporation
                                    425 metro Place North
                                    Suite 4300
                                    Dublin, Ohio 43017-1367
                                    Attention:
                                    Fax: (614) 793-7522

                                    with a copy to:

                                    Benesch, Friedlander, Coooplan & Aronoff LLP
                                    Suite 900
                                    88 East Broad Street
                                    Columbus, OH 43215
                                    Attention: Robert S. Schwartz

         (b) Each such notice or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted number specified in Section 6.02 (a) (with confirmation of transmission) or (ii) if given by any other means, when delivered at the address specified in Section 6.02(a). Any party by notice given in accordance with this Section 6.02 to the other part may designate another address (or telecopier number) or person for receipt of notice hereunder. Notice by a party may be given by counsel to such party.

         SECTION 6.03 Entire Agreement. This Agreement (including the Exhibits hereto), contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

         SECTION 6.04 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege.

         SECTION 6.05 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without regard to the conflict of law provisions thereof.

         SECTION 6.06 Binding Effect. This Agreement and all of its provisions, rights and obligations shall be inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives.

         SECTION 6.07 Further Assurances. The parties herein agree to cooperate with each other in performing the terms and conditions of this Agreement, including without limitation, executing and delivering such further instruments, documents, instructions or any assurances as the Company and/or Buyer shall deem necessary to comply with this Agreement and to otherwise carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


         BIOMEDICAL INVESTMENTS  LTD.           NEOPROBE CORPORATION.

         By: /s/ [illegible]                    By: /s/ David Bupp
             ---------------------------            ---------------------------
         Name:                                  Name: David Bupp
               -------------------------              -------------------------
         Title: Managing Director               Title: President, CEO
                ------------------------               ------------------------

                                   SCHEDULE I
                                   ----------


   NAME OF SHARES                    NUMBER OF SHARES TO BE       PURCHASE PRICE
                                           PURCHASED
Common  A Share                                   2             10US$
PREFERRED  A SHARES                         170,650                 1,499,990US%
Total                                       170,652                 1,500,000US$